UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 10, 2017

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 10, 2017, Impac Mortgage Corp. (the “Borrower”), a subsidiary of Impac Mortgage Holdings, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (the “Lender”) providing for a revolving loan commitment of $40.0 million for a period of two years (the “Loan”).  The Borrower is able to borrow up to 55% of the fair market value of Fannie Mae pledged servicing rights.  Upon the two year anniversary of the Loan Agreement, any amounts outstanding will automatically be converted into a term loan due and payable in full on the one year anniversary of the conversion date.  Interest payments are payable monthly and accrue interest at the rate per annum equal to LIBOR plus 4.0% and the balance of the obligation  may be prepaid at any time.   The Borrower initially drew down $35.1 million, and used a portion of the proceeds to pay off the term loan with Macquarie Alpine Inc. (approximately $30.1 million) originally entered into in June 2015.   The Borrower also paid the Lender an origination fee of $100,000.  The obligations under the Loan Agreement are secured by Fannie Mae pledged mortgage servicing rights.

The Loan Agreement is subject to customary affirmative and negative covenants of the Borrower, including covenants not incurring certain debt, making investments, permitting a change in management or ownership, and financial covenants related to liquidity, adjusted tangible net worth, pre-tax profitability and financial ratios, among others.    Upon an event of default that is not cured, if applicable, all outstanding amounts under the Loan may become immediately due and payable.

The description of the terms and conditions of the Loan Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the terms of the Loan Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 1.02              Termination of Material Definitive Agreement.

On February 10, 2017, in connection with entering into the Loan Agreement with the Lender, the Company paid off and terminated the Loan Agreement with Macquarie Alpine Inc. dated June 19, 2015.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Item	Description
10.1	Loan and Security Agreement dated as of February 10, 2017 between Impac Mortgage Corp. and Western Alliance Bank
10.1(a)	Promissory Note dated as of February 10, 2017 issued by Impac Mortgage Corp. to Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: February 16, 2017
	By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	Chief Financial Officer

EXHIBIT INDEX

Item	Description
10.1	Loan and Security Agreement dated as of February 10, 2017 between Impac Mortgage Corp. and Western Alliance Bank
10.1(a)	Promissory Note dated as of February 10, 2017 issued by Impac Mortgage Corp. to Western Alliance Bank